Consent of Independent Registered Public Accounting Firm

The Boards of Directors

Legg Mason Partners Variable Portfolios III, Inc.

(formerly Travelers Series Fund, Inc.)

and

Legg Mason Partners Variable Portfolios II

(formerly Greenwich Street Series Fund)

and

Legg Mason Partners Investment Series

(formerly Smith Barney Investment Series)

We consent to the use of our reports, incorporate herein by reference, for each of the funds listed below as of each of the respective fiscal year end dates listed below and to the reference to our firm under the heading “Financial Highlights” in the Proxy Statement/Prospectus.

Registrant (and Fund) Name and Fiscal Year End	Report Date
Legg Mason Partners Variable Portfolios III, Inc.
(Legg Mason Partners Variable Aggressive Growth Portfolio,
formerly Smtih Barney Aggressive Growth Portfolio)
October 31, 2005	December 16, 2005

Legg Mason Partners Variable Portfolios II
(Legg Mason Partners Variable Aggressive Growth Portfolio, formerly
Salomon Brothers Variable Aggressive Growth Fund)
December 31, 2005	February 22, 2006

Legg Mason Partners Investment Series
(Legg Mason Partners Variable Premier Selections All Cap Growth
Portfolio, formerly Smith Barney Premier Selections All Cap Growth
Portfolio)
October 31, 2005	December 16, 2006

/s/ KPMG LLP KPMG LLP

New York, New York

November 3, 2006